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                                                                    EXHIBIT 10.3

PURCHASING AGREEMENT FOR LAND USE RIGHT

     ZHAOQING SOUTH CHINA BICYCLES COMPANY (HOLDINGS) LIMITED (HEREINAFTER CALLED SCH) AND ZHAOQING SOUTH CHINA BICYCLE WINFILL LTD (HEREINAFTER CALLED
SCBW) HAVE AGREED THE FOLLOWING TERMS AND CONDITIONS FOR PURCHASE OF LAND USE RIGHTS.

1. SCBW AGREES TO BUY AND SCH AGREE TO SELL THE LAND USE RIGHTS OF 19,021 SQ. METERS LOCATED IN ZHAOQING BICYCLE PARTS FACTORY WHICH IS BELONG TO SCH IN A PRICE OF RMB 30,000,000.
2.   SCBW HAS A USEFUL LIFE OF 40 YEARS UPON THIS PIECE OF LAND.
3. AS TERMS OF PAYMENT, SCBW AGREE TO PAY RMB 20,000,000 BEFORE DECEMBER 31, 1996 AND THE REMAINING RMB 10,000,000 WOULD BE SETTLE AFTER SCBW MOVING ITS OPERATION FROM THIS PIECE OF LAND TO ZHAOQIN SANRONG INDUSTRIAL ZONE.

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